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                                                                   Exhibit 10.1


[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.]

     LICENSE AGREEMENT ("Agreement") by and between NANOGEN, INC. a Delaware corporation, having a place of business at 10398 Pacific Center Court, San Diego, California 92121 ("Nanogen" as that term is further defined in Paragraph 1.7 hereof) and BECKMAN COULTER, INC., a Delaware corporation, having a place of business at 4300 North Harbor Boulevard, Fullerton, California 92834 ("BCI").

                               R E C I T A L S

1. BCI, formerly known as Beckman Instruments, Inc., is the owner of a license from Massachusetts Institute of Technology under United States Letters Patent No. 5,653,939 and its foreign counterparts (the '939 Patent) and has the right, pursuant to such license, to grant sublicenses thereunder.

II.  Nanogen desires to acquire a sublicense under the '939 Patent.

     NOW THEREFORE, in consideration of the mutual undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                            ARTICLE 1.0 DEFINITIONS

     The following terms, when they appear in this Agreement with an initial capital letter and without regard to whether they appear in the singular, plural or possessive form, shall have the meaning defined below:

1.1 "AFFILIATE" shall mean any corporation or other form of limited liability legal person, partnership, or other form of business entity controlled by, controlling or under common control with a party hereto. As used herein, the word and root "control" in the context of a corporation shall mean the ownership, directly or indirectly, of fifty percent (50%)

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       or more of the voting shares or other equity interests entitled to vote in the election of Directors to the Board of Directors of the corporation; and, in the context of any other form of business entity, the right to receive fifty percent (50%) or more of the net profits of such entity plus the right to at least a fifty percent (50%) interest in the management and control of such entity; provided that, if the country of incorporation of such limited liability legal person or the country of domicile of the other form of business entity requires that foreign ownership be less than fifty percent (50%), the maximum permitted percentage of foreign ownership shall be substituted in this Paragraph 1.1 for fifty percent (50%).

1.2 "DISPOSABLE LICENSED PRODUCT" shall mean any probe array, substrate, reagent, kit or component or combination thereof in the Field, the manufacture, use or sale of which, but for the licenses granted under this Agreement, would infringe a claim in the Patent Rights.

1.3 "FIELD" shall mean systems for detecting hybridization of target DNA/RNA to known DNA/RNA, PNA or other nucleic acid probes. The system will be used only for high and/or low resolution sequence determination and will consist of a micro-fabricated semiconductor device designed to be used with an array of probes attached to a solid support, means for exposing the array of probes to target DNA/RNA (the sample), means for detecting whether or not (and where) hybridization has occurred and means for reporting the results. The solid support can be the semiconductor device itself or a separate support. High and/or low resolution sequence determinations include all reverse dot blot applications.

1.4 "INSTRUMENT LICENSED PRODUCT" shall mean any instrument, system or component or part thereof in the Field, the manufacture, use or sale of which, but for the licenses and rights granted under this Agreement, would infringe a claim in the Patent Rights.

1.5 "EFFECTIVE DATE" shall mean the last date in time adjacent the signature of the authorized representatives of the parties on the last page of this Agreement.

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1.6    "LICENSED PROCESS" shall mean any process, procedure or method, the practice or use of which in the Field, but for the licenses and rights granted under this Agreement, would infringe a claim in the Patent Rights.

1.7    "NANOGEN" shall mean Nanogen Inc. and its subsidiaries and Affiliates.

1.8    "NET SALES" shall mean the [***]

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       [***]

1.9 "PATENT RIGHTS" shall mean United States Letters Patent No. 5,653,939 and (a) any and all continuations, divisions and continuations-in-part of application Serial No. 794,036 filed November 19, 1991 or Serial
       No. 872,582 filed April 23, 1992, the patents which issue therefrom and any reissues or reexaminations of any of the foregoing, and (b) any foreign patent applications and the patents which issue therefrom which claim priority from either of the foregoing U.S. applications.

                   ARTICLE 2.0 REPRESENTATIONS AND WARRANTIES

     BCI represents and warrants that (a) it is the recipient of a license under the Patent Rights from Massachusetts Institute of Technology ("MIT"),
(b) the agreement between BCI and MIT contains a representation and warranty, which provides in relevant part, that MIT is the exclusive owner of the entire right and title in and to the inventions included in the Patent Rights or that it has acquired the right to grant licenses to the Patent Rights of the scope granted to BCI, and (c) BCI has the rights and licenses in the Field provided for in this Agreement.

                           ARTICLE 3.0 LICENSE GRANT

3.1 GRANT -- BCI, subject to the terms and conditions of this Agreement, hereby grants to Nanogen and Nanogen accepts a non-exclusive, royalty-bearing, world-wide, non-transferable license in the Field under the Patent Rights to make, have made, import, use, offer to sell and sell Disposable Licensed Products and Instrument Licensed Products, to practice Licensed Processes and to pass on to Nanogen's direct and indirect purchasers of Disposable Licensed Products and Instrument Licensed Products the right to practice Licensed Processes in the Field. For the avoidance of doubt, the foregoing grant of a license to Nanogen includes an equal grant to third

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       parties who purchase both Disposable Licensed Products and Instrument
       Licensed Products from Nanogen for their own use and for resale of both such Products to others.

3.2 SUBLICENSING -- The license granted to Nanogen under Paragraph 3.1 does not include the right to grant sublicenses. Notwithstanding the foregoing, BCI agrees to enter into good faith discussions with third parties identified by Nanogen as potential sublicensees under the Patent Rights with the objective of granting such third parties licenses under the Patent Rights in the Field under reasonable terms and conditions.
       BCI further agrees that it shall, within forty-five (45) days after being notified of the identity of such third party, communicate to Nanogen in writing whether BCI will as a condition of a sublicense to such third party, require the grant to BCI of options or rights to such third party's technology or patents. BCI shall use reasonable commercial efforts to complete its negotiations with the third parties promptly and in any event consistent with the negotiation efforts and promptness of the third party.

3.3 U.S. MANUFACTURE -- Nanogen agrees that it shall manufacture the Disposable Licensed Products in the United States.

3.4 PATENT MARKING -- Nanogen shall attach a label or product insert on each Disposable Licensed Product and Instrument Licensed Product reflecting that such Product is licensed under U.S. Patent NO. 5,653,939.

3.5 NO OTHER LICENSES -- Subject to the next sentence hereof, the license granted hereunder is limited to the Patent Rights and nothing in this Agreement or the course of dealings between the parties or usage or custom in the industry or trade shall be construed to confer any other rights or licenses upon Nanogen by implication, estoppel or otherwise. Notwithstanding the preceding sentence, (a) BCI is not aware of any other patents or patent applications it presently owns or under which it has the present right to grant sublicenses which would be infringed by the practice of the claims of the Patent Rights in the Field, and
       (b) BCI agrees to and shall grant Nanogen

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       a license under any patent or patent application now or hereafter owned by BCI or licensed to BCI with a right to grant sublicenses which has claims which would be infringed by the manufacture, use or sale of a Disposable Licensed Product or Instrument Licensed Product or the practice of a Licensed Process in the Field. The license from BCI to Nanogen shall be under commercially reasonable terms and conditions to be hereafter negotiated by the parties.

3.6 TERM OF LICENSE -- Subject to Nanogen's adherence to all of the terms and conditions of this Agreement, the license of Paragraph 3.1 shall commence on the Effective Date and end on the earlier of (a) the expiration of the Patent Rights, or (b) a final declaration by a court of competent jurisdiction from which no appeal has or can be taken that all of the claims of the Patent Rights are invalid.

                          ARTICLE 4.0 PAYMENTS TO BCI

4.1 LICENSE FEE -- Nanogen shall pay to BCI as an initial license fee the non-refundable sum of [***]. The initial license fee shall be non-refundable and shall not be a credit or advance against future Nanogen royalty obligations.

4.2    ROYALTIES -- Nanogen shall pay the following royalties to BCI:

       (a)  The greater of: (i) [***] ($[***]) or (ii) [***] percent ([***]%)
            of the Net Sales for each Instrument Licensed Product sold, leased, rented or otherwise provided to a third party by Nanogen and each Instrument Licensed Product used by Nanogen, plus,

       (b)  Running royalties equal to [***] percent ([***]%) of: (a) Net
            Sales of Disposable Licensed Products and (b) the Net Sales received from the practice of Licensed Processes.

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4.3    TAXES AND DEDUCTIONS - All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government or paid by Nanogen. All such taxes and deductions shall be the sole responsibility of Nanogen.

4.4 PAYMENTS - All payments due under this Article 4.0 shall be made in United States Dollars. Royalties shall be paid to BCI at the address in Article 11.0 not later than [***] days after the close of each calendar quarter. Any amounts due under this Agreement from Nanogen to BCI shall, if overdue, bear interest until payment at the lesser of a per annum rate of [***]. The payment of such interest shall not foreclose
       BCI from exercising any other rights it may have as a consequence of the lateness of any payment. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made using the exchange rate shown in the Wall Street Journal on the last business day of the calendar quarter to which such royalty payments relate.

                      ARTICLE 5.0  ROYALTY REPORTS AND BOOKS

5.1 ROYALTY REPORTS - Nanogen shall, commencing with the calendar quarter which includes its first sale of a Disposable Licensed Product or Instrument Licensed Product or the practice of a Licensed Process, and each calendar quarter thereafter during the term of this Agreement, not later than thirty (30) days after the close of such calendar quarter, provide to BCI an accounting report which, at a minimum, shall show:
       (a) the number and type of each Disposable Licensed Product and Instrument Licensed Product sold or used, (b) the gross sales of each Disposable Licensed Product and Instrument Licensed Product and the gross amount received from the third parties for the practice of Licensed Processes, the type and amount of each deduction made from such gross sales and receipts and the resultant Net Sales of each Disposable Licensed Product sold or used and each Instrument Licensed Product sold, leased or rented and each Licensed Process practiced, (c) the royalties,

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       in U.S. Dollars, payable for such sales, lease, rental or uses, and
       (d) the exchange rate used.

5.2 BOOKS AND RECORDS - Nanogen shall keep or cause to be kept true and accurate books, records and accounts in accordance with generally accepted accounting principles consistently applied covering Nanogen's activities hereunder and containing all information necessary for the true and accurate determination of the amounts earned and paid hereunder. Nanogen shall, not more than once per year and upon prior reasonable written notice from BCI, permit a certified public accountant appointed and paid for by BCI (the "Auditor") and reasonably acceptable to Nanogen to inspect each Nanogen facility manufacturing Disposable Licensed Products, and/or Instrument Licensed Products or practicing Licensed Processes and to review the previous three (3) years books, records and accounts to verify the amounts earned by BCI and paid by Nanogen hereunder. The Auditor shall furnish to both parties reports stating only its findings during such inspection as to the accuracy, or the nature and extent of any inaccuracy of such books, records, accounts and payments. If such Auditor determines an amount earned by BCI which exceeds Nanogen's determination by greater than [***] percent [***] then if Nanogen disagrees with such Auditor's report, BCI and Nanogen shall jointly select and appoint a second independent auditor to issue a report verifying the amounts earned by BCI and paid by Nanogen hereunder. The fees and expenses of the second independent auditor shall be paid by Nanogen. The second independent auditor's report shall be considered as final and conclusive and not subject to review or dispute.

       5.2.1 Any deficiency identified by the Auditor and, if requested by Nanogen, confirmed by the second auditor, between the amounts actually earned by BCI under this Agreement and the amounts reported to be earned and paid on by Nanogen shall be paid to BCI within [***] days of receipt by Nanogen of the Auditor's (or second auditor's) report. Nanogen shall also pay interest each month on such amount at the lesser of: [***].

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                 If the deficiency between the amount actually due to BCI as reported by the Auditor and, if requested by Nanogen, confirmed by the second auditor and the amount actually paid to BCI by Nanogen is greater than [***] in BCI's favor then Nanogen shall reimburse BCI for the actual and reasonable charges, fees and expenses of the Auditor.

                           ARTICLE 6.0  TERMINATION

6.1 TERMINATION BY BCI - If Nanogen shall at any time be in material breach of this Agreement, including but not limited to, default on any payment hereunder, or of the making of any report hereunder, or shall make any materially false report and should fail to remedy such material breach within thirty (30) days after written notice thereof by BCI, the latter may, at its option, terminate this Agreement by notice to such effect, provided that such termination shall not release Nanogen from its obligation to pay BCI royalties or other sums due and accrued prior to the date of such termination.

6.2 TERMINATION BY NANOGEN - Nanogen shall have the right upon three (3) months prior written notice to BCI to terminate this Agreement in its entirety, such surrender being operative to relieve Nanogen, as of the effective date of said notice, of all obligation to pay royalties which would otherwise have accrued therafter pursuant to this Agreement. Such termination or surrender shall not relieve Nanogen of its obligation to pay royalties or other sums due and accrued prior to the effective date of such notice.

6.3 FAILURE TO ASSERT RIGHTS - The failure by one of the parties under this Agreement to assert its rights for any breach of this Agreement shall not be deemed a waiver of such rights. The rights and remedies specified herein, except those specified as exclusive, are in addition to and shall not restrict any right or remedy either party may have at law or in equity for any breach of this Agreement.

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                          ARTICLE 7.0  ASSIGNMENT

     Nanogen may not assign this Agreement in whole or in part without obtaining the prior written approval of BCI, except that Nanogen shall have the right to assign this Agreement without the consent of BCI to any Affiliate or to any purchaser of Nanogen's entire business or of substantially all of Nanogen's assets relating to the sale of Licensed Products.

                       ARTICLE 8.0  PRODUCT LIABILITY

HOLD HARMLESS - Nanogen agrees to and shall defend, indemnify and hold BCI and its officers, directors and employees harmless from and against any claim, liability, suit or damage (including attorney's fees to consider, advise and defend and any damages and penalties awarded by a court of competent jurisdiction or settlement voluntarily paid) based on a claim which arises out of or is alleged to arise out of injury to persons, including death, or property resulting from or alleged to have resulted from the manufacture, use, sale, lease, consumption or advertisement of a Disposable Licensed Product or Instrument Licensed Product or the practice of Licensed Processes.

                                  ARTICLE 9.0

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                        ARTICLE 10.0 ROYALTY STACKING

     If, at any time, Nanogen discovers that any Disposable Licensed Product or Instrument Licensed Product or the use thereof in the Field or the practice of any Licensed Process infringes claims of an unexpired patent or patents other than those in the Patent Rights, Nanogen may, if it has not already done so, negotiate with the owner of such patents for a license on such terms as Nanogen deems appropriate. Should the license with the owner of such patents require the payment of royalties or other consideration to such owner then the royalties otherwise payable under this Agreement shall be reduced by the dollar amount of the royalties or consideration paid to the owners of such patents; provided that the maximum amount of such reduction shall not exceed [***] percent [***] of the Net Sales. For the avoidance of doubt, if the royalty to be paid by Nanogen to such third party exceeds [***] percent [***] of the Net Sales the royalty to be paid by Nanogen to BCI under this Agreement shall be reduced from [***] percent [***] to [***] percent [***]of Net Sales and in no event shall the royalty payable under this Agreement be less than [***] percent [***] of Net Sales.

                             ARTICLE 11.0 NOTICES

     All notice and payments required or permitted to be given hereunder shall be in writing and addressed to the respective parties as follows:

                   If to Nanogen:    Nanogen, Inc.
                                     10398 Pacific Center Court
                                     San Diego, California 92121
                                     Attention: Chief Executive Officer

                   With a copy to:   Nanogen, Inc.
                                     10398 Pacific Center Court
                                     San Diego, California 92121
                                     Attention: General Counsel

                   If to BCI:        Beckman Coulter, Inc.
                                     4300 North Harbor Boulevard
                                     Fullerton, California 92834-3100
                                     Attention: President

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                   With a copy to:   Beckman Coulter, Inc.
                                     4300 North Harbor Boulevard
                                     Fullerton, California 92834-3100
                                     Attention: General Counsel

or such other addresses as may be designated by the respective parties in writing. A notice shall be deemed given the earlier of the date when actually received if sent by messenger or facsimile (with notice of receipt in good order requested and received) or three (3) days after deposit in the United States registered or certified mail, postage prepaid, and properly addressed.

                        ARTICLE 12.0 SECTION HEADINGS

     Section headings are for convenience only and shall not be construed to limit or extend the meaning of any portion of this Agreement.

                ARTICLE 13.0 LAW GOVERNING AND CONSTRUCTIONS

13.1 APPLICABLE LAW - This Agreement shall be governed by and construed in accordance with the laws of the State of California as if it has been delivered in California, and all acts performed or required to be performed hereunder have been performed entirely within such state, not including, however any conflicts of law rule of California which may direct or refer such determination to the laws of any other state or country.

13.2 MUTUALITY - This Agreement is the result of negotiation and compromise between the parties and neither party shall be prejudiced as having been the drafter of the Agreement.

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                         ARTICLE 14.0 MISCELLANEOUS

14.1 Nothing in this Agreement shall be construed as conferring any right to use advertising, publicity, or other promotional activities any name, trade name, trademark or other designation of either party hereto without the express written approval of the other party.

14.2 BCI makes no warranties as to the validity or scope of the Patent Rights, or that any manufacture, sale, use, or other disposition of the products and processes licensed hereunder will be free from infringement of patents, utility models, and/or design patents of third parties. Nothing in this Agreement shall be considered as conferring any warranty or representation as to the usefulness, marketability, or merchantability of any products or processes within the scope of the licenses hereunder.

14.3 The Parties will retain the terms of this Agreement in strict confidence, except as may be required by regulatory agencies or courts, and will then use all reasonable precautions to maintain the terms of this Agreement confidential.

14.4 In the event that any provision of this Agreement is held invalid or unenforceable for any reason, such enforceability shall not affect the enforceability of the remaining provisions of this Agreement, and all provisions of this Agreement shall be construed so as to preserve the enforceability hereof.

14.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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                        ARTICLE 15.0 ENTIRE AGREEMENT

15.1 This instrument contains the entire and only agreement between the parties relative to the subject matter hereof and supersedes all previous negotiations, representations, undertakings and agreements both written and oral heretofore made between the parties as to the subject matter. Any representation, promise or condition in connection herewith not specifically incorporated herein shall not be binding upon either party.

15.2 No modification, renewal, extension, waiver, cancellation or termination of this Agreement or of any of the provisions herein contained shall be valid until and unless made in writing and signed on behalf of the respective parties by duly authorized officers thereof.

         IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed on the dates hereinafter indicated.

BECKMAN COULTER, INC.                  NANOGEN, INC.
BY: /s/ JOHN P. WAREHAM                BY: /s/ HOWARD C. BIRNDORF
   ---------------------------            ---------------------------

Title: CHIEF EXECUTIVE OFFICER         Title: CHIEF EXECUTIVE OFFICER
      ------------------------               ------------------------

Date: 5-19-00                          Date: 5-19-00
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